UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   May 20, 2010

MFA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue, 21st Floor, New York, New York 10022
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code:  (212) 207-6400

                                Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, MFA Financial, Inc. ("MFA") held its 2010 Annual Meeting of Stockholders (the "Annual Meeting"), at which the Company's stockholders approved MFA's Amended and Restated 2010 Equity Compensation Plan (the "2010 Equity Compensation Plan").  The board of directors (the "Board"), upon the recommendation of the Compensation Committee, originally adopted the 2010 Equity Compensation Plan on March 4, 2010 and approved an amendment on May 10, 2010, as disclosed in MFA's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on May 10, 2010.  The 2010 Equity Compensation Plan was approved subject to, and became effective upon, the approval of MFA's stockholders at the Annual Meeting.

The 2010 Equity Compensation Plan is intended to provide incentives to key employees, officers, directors and others expected to provide significant services to MFA and any of its subsidiaries which, with the consent of the Board, participates in the 2010 Equity Compensation Plan (the "Participating Companies"), including the employees, officers and directors of the Participating Companies, to encourage a proprietary interest in MFA, to encourage such key employees to remain in the employ of the Participating Companies, to attract new employees and to provide additional incentives to others to increase their efforts in providing significant services to MFA and the other Participating Companies.

A description of the material terms of the 2010 Equity Compensation Plan was included in MFA's definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2010 (the "Proxy Statement").  The above description of the 2010 Equity Compensation Plan is qualified in its entirety by the full text of the Amended and Restated 2010 Equity Compensation Plan which was filed as Exhibit 10.1 to MFA's Form 8-K, dated May 10, 2010.

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On May 20, 2010, MFA held its Annual Meeting in New York, New York for the purpose of: (i) electing three Class III directors to serve on the Board until the 2013 Annual Meeting of Stockholders; (ii) approving the 2010 Equity Compensation Plan and (iii) ratifying the appointment of Ernst & Young LLP as MFA's independent registered public accounting firm for the fiscal year ending December 31, 2010.  The total number of shares of common stock entitled to vote at the Annual Meeting was 280,759,597, of which 251,115,433 shares, or 89.44%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of three Class III directors to serve on the Board until the 2013 Annual Meeting of Stockholders.

Name of Class III Nominees	For	Withheld	Broker Non-Votes
Stewart Zimmerman	201,022,271	4,011,195	46,081,967
James A. Brodsky	202,275,616	2,757,850	46,081,967
Alan L. Gosule	194,179,633	10,858,833	46,081,967

There was no solicitation in opposition to the foregoing nominees by stockholders. The terms of office for Stephen R. Blank, Edison C. Buchanan, Michael L. Dahir, William S. Gorin, Robin Josephs and George H. Krauss, our Class I and Class II directors, continued after the Annual Meeting.

Proposal 2.   The approval of the 2010 Equity Compensation Plan.

For	Against	Abstentions	Broker Non-Votes
161,073,088	42,168,874	1,791,504	46,081,967

Proposal 3.  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstentions
250,070,479	419,404	625,550

Further information regarding these proposals is set forth in MFA's Proxy Statement.

ITEM 8.01.    Other Events.

MFA is scheduled to make a presentation at the Keefe, Bruyette & Woods Diversified Financial Services Conference 2010, which is being held at the St. Regis Hotel, Two East 55th Street, New York, New York, at 10:15 a.m. (EDT) on Wednesday, June 2, 2010. A live audio webcast of MFA’s presentation will be available online at http://kbw.com/news/conference_DivFin2010_Webcast.html at 10:15 a.m. (EDT) on the day of the presentation. The link will also be available on MFA’s Investor Information page located on its website (www.mfa-reit.com) for a 90-day period following the presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.

By:	/s/ Timothy W. Korth
Timothy W. Korth
General Counsel, Senior Vice President and Secretary

Date: May 26, 2010